EXHIBIT 99.1

5390 Triangle Parkway
                                                                                                                                                                                                   Norcross, GA 30092

FOR IMMEDIATE RELEASE

COMVERGE APPOINTS R. BLAKE YOUNG PRESIDENT AND CHIEF EXECUTIVE OFFICER

25-Year Energy Industry Veteran Brings Extensive Experience

Michael D. Picchi Joins Board of Directors

Norcross, GA, February 22, 2010 – Comverge, Inc. (Nasdaq: COMV) today announced that R. Blake Young, a member of the Company’s Board of Directors since 2006 and a 25-year industry veteran, has been appointed President and Chief Executive Officer, effective immediately.

“Innovative technology and reliable demand management advice are requirements to successfully serve utility and C&I customers in today’s smart grid evolution.  Blake’s blend of experience makes him uniquely suited to lead Comverge as it continues to forge ahead with its turn-key solutions and state-of-the art technology,” said Alec G. Dreyer, Chairman of the Comverge Board.  “He has proven executive management experience with both energy and utility companies, and has led the technology functions for global Fortune 500 companies.  Through his board service at Comverge, he has gained a deep understanding of our company and the actions we must take to meet the demands of our customers and the need for clean energy-saving alternatives, while also meeting the expectations of our shareholders.”

Mr. Young said, “Comverge’s portfolio of innovative clean energy solutions, expanding customer relationships and team of more than 400 employees provide a solid foundation on which to build.  By better leveraging these strengths, I am confident that we will accelerate our growth as we drive towards profitability.  I’m honored to have been selected to serve in this new role and look forward to working closely with the Board and the Comverge team as we work to build and grow our leadership position.”

Michael D. Picchi, who has been serving as Interim President and Chief Executive Officer, will continue in his existing role as Executive Vice President and Chief Financial Officer, and has also been appointed as director to the Company’s Board.

Mr. Dreyer stated, “We are pleased that we will continue to benefit from Mike’s financial expertise and strategic insight as CFO and as a new member of the Board.  Mike has successfully led this Company over the past eight months, enhancing its position in the energy industry and creating a culture of accountability and innovation.  I am excited to continue to work with him both as an executive and fellow board member.”

Mr. Young, 51, has served as a member of the Comverge Board of Directors since August 2006.  Most recently, he was the founder and Managing Partner of Cap2ity Consulting Group, a business, technology and management consulting group.  Previously, he served as Senior Vice President, Global IT & Technology for BG Group, a global energy company based in London.  Prior to that, Mr. Young held various senior management positions with Dynegy Inc., including Executive Vice President and Chief Administrative Officer as well as Executive Vice President & President of Global Technology.  He also served as President of Illinois Power Company, Dynegy's electric and gas transmission and distribution company.  Prior to his eight years at Dynegy, Mr. Young served as Chief Information Officer of the US Grocery Division of Campbell Soup Company.  Before that, Mr. Young had a 14-year career with Tenneco Energy, an integrated natural gas transporter and marketer, where he served in a number of senior administrative and commercial management positions, including Chief Information Officer and Executive Director of national accounts.  Mr. Young received a Bachelor of Science degree from Louisiana State University.

As previously announced, Comverge will host a conference call to discuss fourth quarter and year end 2009 financial and operational results at 10:00 a.m. (EST) on Monday, March 8, 2010.  An earnings release will be issued at 7:00 a.m. (EST) on the same day, March 8, 2010, before the market opens.  To participate in the call, dial 800-289-0479 or 913-312-0658 for international participants.

Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com. An audio replay of the call will be available beginning March 8, 2010 at 1:00 p.m. and available until March 15, 2010 at 12:00 a.m. EST (midnight) by dialing in 888-203-1112 (719-457-0820 for international participants) and using conference code number 7401577.

About Comverge
Comverge, with over 3,300 megawatts of clean energy capacity under management, is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.

For Comverge Investors
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward looking statements include accelerating growth, obtaining profitability and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release are not, and do not constitute historical facts, do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes, grid operator rule changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

For Additional Information
Communication/ Media Relations
Kristin Mastrandrea
Comverge, Inc.
973-434-7157
kmastrandrea@comverge.com

Investor Relations
Dan Pfeffer
Comverge, Inc.
678-802-8302
invest@comverge.com